Exhibit 3.79

State of New York

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Department of State

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I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

C T CORPORATION

CERTIFICATE OF CONVERSION OF PENALTY RECORDS

TO A LIMITED LIABILITY COMPANY OF

PENALTY RECORDS, L.L.C.

UNDER SECTION 1006 OF THE LIMITED LIABILITY COMPANY LAW

The undersigned, as the organizer of Penalty Records, L.L.C., hereby adopts the following Articles of Organization under Section 1006 of the New York Limited Liability Company Law.

In accordance with the provisions of Section 1006 of the New York Limited Liability Company Law, the formerly known as “Penalty Records” was duly converted to a limited liability company.

1.             The name of the partnership was: Penalty Records

NAME OF COMPANY

2.             The name of the limited liability company is Penalty Records, L.L.C, (the “Company”).

OFFICE

3.             The county within this State in which the office of the Company is to be located in the County of New York.

PERIOD OF DURATION

4.             The latest date on which the Company is to dissolve is April 30, 2026.

AGENT FOR SERVICE OF PROCESS

5.             The Secretary of State (the “Secretary”) is hereby designated as the agent of the Company for purposes of service of process against the Company. In the event the Secretary receives process on behalf of the Company, the Secretary may mail a copy of such process to the following addresses.

CT Corporation System
1633 Broadway
New York, New York 10010

REGISTERED AGENT

6.             The Company’s registered agent upon whom process against the Company may be served is:

CT Corporation System
1633 Broadway
New York, New York 10019

MANAGEMENT

7.             The limited liability company is to be managed by 1 or more members.

LIABILITY OF MANAGERS

8.             The Managers will be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities of expenses.

INDEMNIFICATION

9.             The Company shall have the power to indemnify, to the full extent permitted by the New York Limited Liability Company Law, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury this 30th day of April, 1996.

CT Corporation System by:
/s/ [ILLEGIBLE]
Organizer

Richard P. Borovoy, Asst. Secretary

State of New York

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Department of State

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I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200(Rev. 03/02)

STATE OF NEW YORK

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ss:

    County of New York,

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Anita G. James, being duly sworn, says that she is the PRINCIPAL CLERK of the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper; that the Advertisement hereto annexed has been published in the said NEW YORK LAW JOURNAL in each week for 6 successive weeks, commencing on the 30th day of July, 1996.

TO WIT: JULY 30, AUGUST 6, 13, 20, 27 SEPTEMBER 3

[ILLEGIBLE]		/s/ Anita G. James

SWORN TO BEFORE ME, this 3rd day	}
of September, 1996.	}

[ILLEGIBLE]

/s/ Tracey E. Scannevin
Tracey E. Scannevin
Notary Public, State of New York
No. 01BL5031306
Qualified in Suffolk County
Commission Expires Aug 1, 1998

State of New York

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Department of State

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I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

STATE OF NEW YORK
CITY OF NEW YORK
COUNTY OF NEW YORK

Mae Doris Corrigan, being duly sworn says that she is the Principal clerk of the Publisher of the THE WESTSIDER a weekly newspaper of general circulation in the English Language in the County of New York, City of New York, State of New York; that the advertisement hereto annexed has been regularly published in the
THE WESTSIDER

ONCE in each for

SIX consecutive weeks

commencing on the 01 day of

AUGUST, 1996.

to wit:	AUGUST 1,
AUGUST 8,
AUGUST 15,
AUGUST 22,
AUGUST 29 and

SEPTEMBER 5, 1996

/s/ Mae Doris Corrigan
Principal Clerk

Sworn to before me this, 10 day
of September, 1996

/s/ [ILLEGIBLE]
Notary Public

[ILLEGIBLE]

State of New York

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Department of State

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I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev.03/02)

CERTIFICATE OF CHANGE

OF

PENALTY RECORDS, L.L.C.

Under Section 211-A of the Limited Liability Company Law

1.                                       The name of the limited liability company is

PENALTY RECORDS, L.L.C.

If applicable, the original name under which it was formed is

PENALTY RECORDS.

2.                                       The date of filing of the original articles of organization by the Department of State is 5/10/96.

3.                                       The address of CT Corporation System as the registered agent of said limited liability company is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York. New York 10011.

4.                                       The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the limited liability company which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.                                       Notice of the above changes was mailed to the limited liability company by CT Corporation System not less than 30 days prior to the date of delivery of this Certificate to the Department of State and such limited liability company has not objected thereto.

6.                                       CT Corporation System is both the agent of such limited liability company to whose address the Secretary of State is required to mail copies of process and the registered agent of such limited liability company.

CT CORPORATION SYSTEM

By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic LLC agent/process address

State of New York

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Department of State

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I herby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

	FILING PERIOD	FEE
2028515	05/2000	$9.00

NYS DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
41 State Street
Albany, NY 12231 - 0002
Biennial Statement

Section 301 of the Limited Liability Company Law requires limited liability companies to update and provide a current service of process address to the Department of State every two years. Please sign, review and complete this form as necessary and then return the statement with the required fee. The following is the service of process address currently on file with the Department of State:

C/O C. T. CORPORATION SYSTEM
111 EIGHTH AVENUE
NEW YORK, NY 10011

For: PENALTY RECORDS, L.L.C.

Service of Process Address is the address to which the Secretary of State will forward any legal papers accepted on behalf of the limited liability company which commence a legal action against the company.

☐	THE ADDRESS CURRENTLY ON FILE IS CORRECT. Only complete this box if the address presently set forth in the Department’s records for the purpose is to be changed.

SERVICE OF PROCESS ADDRESS SHOULD BE CHANGED TO

/s/ Jeff Mead
PRINT OR TYPE NAME OF SIGNER

/s/ [ILLEGIBLE]
SIGNATURE OF MEMBER, MANAGER,
AUTHORIZED PERSON OR ATTORNEY-IN-FACT

Controller
PRINT OR TYPE THE TITLE
OR CAPACITY OF SIGNER

IMPORTANT NOTICE

A New York Limited Liability Company which is no longer conducting business must file a Certificate of Dissolution pursuant to section 705 of the Limited Liability Company Law, and a foreign Limited Liability Company no longer conducting business in New York State should file a Surrender of Authority pursuant to section 806 of the Limited Liability Company Law or a Termination of Existence pursuant to section 807 of the Limited Liability Company Law. Questions regarding the filing of these certificates should be directed to the NYS Department of State, Division of Corporations, 41 State Street, Albany, NY 12231-0001 or by calling 518-473-8385.

Filing Period – the filing period is the calendar month during which the original Articles of Organization or Application for Authority was filed or the effective date that limited liability company existence began, if stated in the Articles of Organization.

Filling Fee: The statutory filing fee is $9.00. Checks and money orders must be made payable to the “Department of State”. DO NOT mail cash.

Return this entire form, completed, with your $9.00 fee, in the self-mailer envelope, to the Department of State. Division of Corporations, 41 State Street, Albany, NY 12231-0002.

Failure to timely file this statement will be reflected in the Department’s records as past due or delinquent.

DOS-1299 (09/99)